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                       AMENDMENT NO. 16

                              TO

               PENNSYLVANIA POWER & LIGHT COMPANY

                 EMPLOYEE STOCK OWNERSHIP PLAN

	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Employee Stock Ownership Plan ("Plan") effective January 1, 1975; and
	WHEREAS, the Plan was amended and restated effective Janu-ary 1, 1987, and subsequently amended by Amendment Nos. 1, 2, 3,
4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15; and
	WHEREAS, the Company desires to further amend the Plan; NOW, THEREFORE, the Plan is hereby amended effective
January 1, 1989 as follows:
  I. Effective January 1, 1989, the following sections of Arti-cle II are amended to read:
	2.8  "Compensation" shall mean the following.
	    (a) Compensation shall mean the annual compensation received by an Employee from the Company as reported on Internal Revenue Service Form W-2 or a successor form plus the Employee's elective deferrals under the Employee Savings Plan or Deferred Savings Plan; provided, however, that Compensation shall not include fringe benefits not normally included in compensation, such as tuition refunds, moving expenses, etc. and shall not, for purposes of allocation under Section 5.2(a), include any amount in excess of (i) for the 1975 and 1976 Plan Years, $16,000 and
(ii) commencing with the 1977 Plan Year, the median annual com-pensation of all Participants during the Plan Year or $100,000, whichever is less. Such median compensation shall be determined as of the close of a Plan Year and shall be rounded to an even thousand dollars.

	    (b) With respect to a Highly Compensated Eligible Employee who is one of the 10 most highly compensated employees of the Company and Affiliated Companies or a 5% owner, the Com-pensation of such individual plus the Compensation, if any, of his spouse and lineal descendants who have not attained age 19 before the close of the Plan Year, that is taken into account under the Plan, shall not exceed $200,000 as indexed (for Plan Years beginning on or after January 1, 1989 and before January 1,
1994), or $150,000 as indexed (for Plan Years beginning on or after January 1, 1994). This limit shall be allocated among family members in proportion to their Compensation as defined in Subsection (a).

	II. Except as provided for in this Amendment No. 16, all other provisions of the Plan shall remain in full force and effect.
	IN WITNESS WHEREOF, this Amendment No. 16 is executed this 5th day of February, 1996.

                               PENNSYLVANIA POWER & LIGHT COMPANY



                               By:/s/ John M. Chappelear_________
                                   John M. Chappelear
                                   Vice President-Investments &
                                   Pensions